TOUCHSTONE FUNDS

                                    Transactions Pursuant to Rule 10f-3 of ICA

                                         Touchstone Select Advisors Trust
                                           Income Opportunity Portfolio



 Name of Issuer:                                     CEX Holdings Inc

Name of Security:                           CEX Holdings Inc, 144a, 9.625% due
 06/01/08,
                                                     cusip# 125184AA9

Years of Issuers Operations:                         5 years

Date of Purchase:                                    05/20/98

Number of Units Purchased:                  250,000

Price Per Unit:                                      $100.00

Total Price Paid:                                    $250,000.00

Portfolio Assets on Trade Date:                      $11,630,066

 % Gross Underwriting Spread:                        2.5%

Underwriting Type:                                   Firm

 Total Offering:                                     87,500,000

25% of Offering:                                     21,875,000 Par value
3% of Total Assets:                                  $348,901.98

Underwriter :                                        Donaldson, Lufkin &
 Jenrette

                                                     BT Alex Brown

                                                     Merrill Lynch

Broker from whom Portfolio purchased:                BT Alex Brown